UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010
Claire’s Stores, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-148108	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida	33027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 433-3900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 19, 2010, Claire’s Boutiques, Inc. (“Claire’s Boutiques”), a wholly-owned subsidiary of Claire’s Stores, Inc. (the “Company”), sold its U.S. distribution center/office building located at 2400 West Central Road, Hoffman Estates, Illinois (the “Property”) to AGNL Bling, L.L.C. (“AGNL Bling”).
Contemporaneously with the sale of the Property, Claire’s Boutiques entered into a lease agreement, dated February 19, 2010 (the “Lease Agreement”), with AGNL Bling, as landlord, with respect to the Property. The Lease Agreement provides for (1) an initial expiration date of February 28, 2030 with two (2) five (5) year renewal periods, each at the option of Claire’s Boutiques and (2) basic rent of $2,112,435 per annum (subject to annual increases), payable quarterly in advance in equal installments on each April 1st, July 1st, October 1st and January 1st.
The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.
Date: February 25, 2010	By:	/s/ J. Per Brodin
		Name:	J. Per Brodin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated as of February 19, 2010, by and between AGNL Bling, L.L.C. and Claire’s Boutiques, Inc.*

*	Included herewith

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